                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14-12

                               PACKAGED ICE, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ------------------------------------

     (5)  Total fee paid:

          ------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     -----------------------------------

     (1)  Amount Previously Paid:

          ------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ------------------------------------

     (3)  Filing Party:

          ------------------------------------

     (4)  Date Filed:

          ------------------------------------

                                     [LOGO]


                               PACKAGED ICE, INC.

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 2002

                                   ----------

TO THE SHAREHOLDERS:

         You are cordially invited to attend the Annual Meeting of Shareholders of Packaged Ice, Inc., to be held at 10:00 a.m., Central Daylight Time, on Thursday, May 16, 2002, at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, 39th Floor, Dallas, Texas 75201, for the following purposes:

         1. to elect seven directors of Packaged Ice to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

         2. to consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as Packaged Ice's independent accountant for the fiscal year ending December 31, 2002;

         3. to transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

         Holders of record of Packaged Ice's common stock at the close of business on March 28, 2002, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

         Shareholders who do not expect to attend the meeting are requested to sign and return the enclosed proxy, for which a postage-paid, return envelope is enclosed. The proxy must be signed and returned to be counted.

                                          By Order of the Board of Directors,

                                          WILLIAM P. BRICK
                                          Chairman of the Board of Directors

Dallas, Texas
April 10, 2002

                               PACKAGED ICE, INC.

                          3535 TRAVIS STREET, SUITE 170

                               DALLAS, TEXAS 75204

                                 PROXY STATEMENT

                                   ----------

                       2002 ANNUAL MEETING OF SHAREHOLDERS

                                   ----------

         The Board of Directors of Packaged Ice, Inc. ("Packaged Ice") is soliciting the enclosed proxy to be used at the 2002 Annual Meeting of Shareholders to be held at 10:00 a.m., Central Daylight Time, on Thursday, May 16, 2002, at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, 39th Floor, Dallas, Texas 75201 (the "Annual Meeting"). This Proxy Statement and the related proxy card are to be sent or given to the shareholders of Packaged Ice on or about April 10, 2002. Any shareholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Secretary of Packaged Ice before such proxy is voted. Otherwise, if received in time, properly completed proxies will be voted at the meeting in accordance with the instructions specified thereon. Shareholders attending the Annual Meeting may revoke their proxies and vote in person.

         Holders of record at the close of business on March 28, 2002, of Packaged Ice's common stock, $.01 par value, will be entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share on all matters submitted to a vote of the shareholders at the meeting. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination at Packaged Ice's corporate headquarters at 3535 Travis Street, Suite 170, Dallas, Texas 75204, during the ten day period preceding the Annual Meeting. On March 28, 2002, there were outstanding and entitled to vote 20,157,304 shares of common stock, which is the only class of voting securities.

         A copy of Packaged Ice's Annual Report for the fiscal year ended December 31, 2001, including financial statements, is being mailed with a copy of this Proxy Statement to all shareholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy soliciting material.

                              ELECTION OF DIRECTORS
                                    (ITEM 1)

         At the Annual Meeting, seven directors are to be elected to hold office until the next annual meeting of the shareholders and until their respective successors have been elected and qualified. All of the director nominees are currently directors of Packaged Ice with the exception of Jimmy C. Weaver. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of common stock is required to elect a director. Accordingly, under Texas law and Packaged Ice's Articles of Incorporation and Bylaws, abstentions and "broker non-votes" would not have the same legal effect as a vote against a particular director. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes in the election of directors. The Board of Directors recommends a vote "FOR" each of the seven nominees described below.

         The following information regarding the director nominees of Packaged Ice, their principal occupations, employment history and directorships in certain companies is as reported by the respective individuals.

DIRECTOR NOMINEES

         William P. Brick, age 50, became Chief Executive Officer and a director of Packaged Ice in April 2001 and Chairman of the Board of Directors of Packaged Ice in June 2001. Prior to joining Packaged Ice, Mr. Brick was employed by Suiza Foods Corporation, where he served as Executive Vice President from July 1996 to October 1996, and as Chief Operating Officer of Dairy Operations from October 1996 until January 2000. Before joining Suiza, Mr. Brick was the Vice President Sales and Marketing for the Metropoulos Management Group from February 1996 until June 1996. From 1995 until January 1996, he served as Vice President--Sales and Marketing for Ultra Products. In addition, from 1991 until December 1994, Mr. Brick held various positions with the Morningstar Group, Inc., including Vice President of Sales, and he served in several capacities for Palm Dairies Inc. in Calgary, Alberta, from 1988 until 1991.

         Steven P. Rosenberg, age 43, has been a shareholder and director of Packaged Ice since 1991 and is the Chairman of the Compensation Committee of the Board of Directors. Mr. Rosenberg served as Vice Chairman of the Board of Directors of Packaged Ice from April 2001 until June 2001. Mr. Rosenberg is a private investor and is Chief Executive Officer of Fuel Rewards, Inc. From 1992 to February 1997, Mr. Rosenberg was President of Arrow Industries, now a wholly owned subsidiary of ConAgra.

         Richard A. Coonrod, age 71, has been a director since 1995 and is Chairman of the Audit Committee of the Board of Directors and a member of the Corporate Governance and Nominating Committee of the Board of Directors. Mr. Coonrod was designated to be elected as a director by The Food Fund Limited Partnership, a Minneapolis-based limited partnership specializing in food-related investments and a shareholder of Packaged Ice. Mr. Coonrod has been a general partner of The Food Fund Limited Partnership since 1989 and has been President of Coonrod Agriproduction Corporation, a food and agribusiness consulting and investment firm, since 1985.

         Robert G. Miller, age 51, has been a director of Packaged Ice since April 1997 and is Chairman of the Corporate Governance and Nominating Committee of the Board of Directors and a member of the Audit and Compensation Committees of the Board of Directors. Mr. Miller is a private investor and was Chairman of the Board of Directors of Southwestern Ice, Inc., from February 1992 until its acquisition by Packaged Ice in April 1997. From 1980 to 1992, Mr. Miller was President and Chief Executive Officer of Glacier Water, Inc., a publicly traded water vending company.

         David J. Losito, age 44, has been a director of Packaged Ice since June 1999 and is a member of the Compensation and Audit Committees. Mr. Losito is a Managing Director in the Corporate Finance Department of Jefferies & Company, Inc. From August 1999 until January 2001, Mr. Losito was a Managing Director of Ponte Capital LLC, a boutique merchant bank. From January 1999 to August 1999, he was an Executive Vice President of EPS Solutions, a business services firm. Previously, Mr. Losito served from 1992 to 1999 in the Corporate Finance Department of Jefferies, including as a Managing Director.

         A.J. Lewis III, age 46, has been a shareholder and a director of Packaged Ice since 1991. Mr. Lewis acquired Mission Party Ice, Inc. in 1988 and was its president and the sole director until Packaged Ice purchased it in April 1997. He founded Southwest Texas Packaged Ice, Inc. in 1991 and was its president and a director from inception until its acquisition by Packaged Ice in April 1997. Mr. Lewis served as president of Packaged Ice from January 1997 until February 2001, as Vice Chairman of the Board of Directors from February 2001 until April 2001 and Chairman of the Board of Directors from April 2001 until June 2001. Since 1989, Mr. Lewis has been a director and president of Southwest Texas Equipment Distributors, Inc., which is a distributor of Hoshizaki ice equipment. See "Certain Relationships and Related Transactions."

         Jimmy C. Weaver, age 48, became President and Chief Operating Officer of Packaged Ice on February 1, 2001. From April 30, 1998 until February 1, 2001, he served as Executive Vice President and Chief Operating Officer of Packaged Ice. Mr. Weaver joined Reddy Ice Corporation ("Reddy Ice") in September 1996 and was President of Reddy Ice prior to its acquisition. From May 1993 until August 1996, Mr. Weaver was Vice President of Sales and Marketing of Booth/Crystal Tips, a manufacturing division of Scotsman Industries based in Dallas, Texas, that produces and sells ice making equipment.

INFORMATION REGARDING THE BOARD OF DIRECTORS

         The Board of Directors held twelve meetings during the fiscal year ended December 31, 2001. Packaged Ice's directors are elected annually and hold office until the next annual meeting of shareholders or until their successors are elected and qualified.

         Packaged Ice has a Compensation Committee, an Audit Committee and a Corporate Governance and Nominating Committee.

         The Compensation Committee oversees the compensation of Packaged Ice's senior management and grants stock options under Packaged Ice's stock option plans. In addition, the Compensation Committee oversees the 2000 Employee Stock Purchase Plan. Through June 2001, the Compensation Committee was comprised of Messrs. Coonrod, Miller and Losito and since June 2001 is comprised of Messrs. Rosenberg, Miller and Losito. The Compensation Committee acted by unanimous consent four times in 2001 and addressed its remaining issues during six of the full board meetings held in 2001. The membership of the Compensation Committee is restricted to outside directors.

         The Audit Committee reviews and reports to the Board of Directors the scope and results of audits by Packaged Ice's outside auditor. The committee also recommends the firm of certified public accountants to serve as Packaged Ice's independent public accountants, subject to nomination by the Board of Directors and approval of the shareholders, authorizes all audit and other professional services rendered by the auditor and periodically reviews the independence of the auditor. The membership of the Audit Committee is restricted to directors who are not active or retired officers, or employees of Packaged Ice. All members of the audit committee are independent as independence is defined in Section 121(A) of the American Stock Exchange's listing standards. During the 2001 fiscal year, the Audit Committee was comprised of Messrs. Coonrod, Miller and Losito and held eight meetings. Currently, the Audit Committee is comprised of Messrs. Coonrod, Miller and Losito.

         The Corporate Governance and Nominating Committee was established by the Board of Directors on December 13, 1999. Through April 2001, this committee was comprised of Messrs. Coonrod, Miller and James F. Stuart, who resigned from the Board of Directors in April 2001. From April 2001 until June 2001, the committee was comprised of Messrs. Lewis, Coonrod and Miller and since June 2001 has been comprised of Messrs. Brick, Coonrod and Miller. The primary responsibility of this committee is to review the size, composition and effectiveness of the Board of Directors of Packaged Ice and to consider corporate governance matters and recommend proposals regarding corporate governance. Membership in the Corporate Governance and Nominating Committee will consist of no less than three members, at least two of which will be non-management directors. The Corporate Governance and Nominating Committee addressed all of its issues during the full board meetings held in 2001. This committee has no policy or procedures with respect to consideration of nominees recommended by the security holders.

DIRECTOR COMPENSATION

         Directors of Packaged Ice are elected annually and hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Each non-employee member of the Board of Directors receives $15,000 cash per year, payable quarterly in arrears, and an additional $2,500 in cash for each committee served on. Directors also receive stock options each year to purchase 10,000 shares of common stock at the market price of our common stock. On June 20, 2001, each non-employee director received a grant of stock options from either the 1998 Stock Option Plan or the 2001 Stock Option Plan to purchase 10,000 shares of common stock at $2.00 per share. The options vest over the sooner of (a) 20% per year for five years or (b) 20% for every $1.00 increase in the price of Packaged Ice stock over $2.00. For fiscal year 2002, the Directors have elected to not receive a stock option grant in order to make such options available for grants to employees. Directors are also reimbursed for ordinary and necessary expenses incurred in attending Board of Directors or committee meetings.

SUMMARY OF BOARD OF DIRECTORS COMMITTEES

         The table below lists all of the committees of the Board of Directors and indicates who serves on those committees as of March 28, 2002.

                              Corporate
                            Governance &
Board Member                  Nominating        Compensation       Audit
------------                ------------        ------------       -----
William P. Brick                  *

Steven P. Rosenberg                                   **

Richard A. Coonrod                *                                   **

Robert G. Miller                  **                  *               *

David J. Losito                                       *               *

A.J. Lewis III


** Chairman


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                    (ITEM 2)

         Pursuant to the Audit Committee's recommendation, the Board of Directors has appointed Deloitte & Touche LLP, independent accountants, to audit the consolidated financial statements of Packaged Ice for the year ending December 31, 2002. Packaged Ice has been advised that no member of Deloitte & Touche LLP has any direct financial interest or material indirect financial interest in Packaged Ice or any of its subsidiaries or, during the past three years, has had any connection with Packaged Ice or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

         Deloitte & Touche LLP served as Packaged Ice's independent accountants for the year ended December 31, 2001. Aggregate fees billed to Packaged Ice for the year ended December 31, 2001 by Packaged Ice's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were as follows:

          Audit fees.........................................................     $263,819

          Financial information systems design and implementation fees.......     $      0

          All other fees.....................................................     $277,980

         The audit committee has considered whether the provisions of services for non-audit fees were compatible with maintaining the principal accountants' independence and has determined that such services did not interfere with the principal accountant's independence.

         Ratification of this appointment will be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Texas law and Packaged Ice's Articles of Incorporation, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The Board of Directors recommends voting "FOR" ratification of this appointment.

         A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

                               EXECUTIVE OFFICERS

         The following table sets forth certain information as of March 28, 2002 regarding Packaged Ice's executive officers. Each of these officers has been elected to serve until his successor is duly appointed or elected or until his earlier removal or resignation from office. No arrangement or understanding exists between any of these officers and any other person pursuant to which they were or are to be selected as an officer.


NAME                                             AGE    POSITION
----                                             ---    --------
William P. Brick ..............................   50    Chief Executive Officer and Chairman of the Board of
                                                        Directors
Jimmy C. Weaver................................   48    President and Chief Operating Officer
Steven J. Janusek..............................   30    Executive Vice President, Chief Financial Officer
                                                        (Principal Accounting and Financial Officer) and Secretary
Graham D. Davis................................   47    Executive Vice President--Central Operations
Ben D. Key.....................................   47    Senior Vice President--Sales and Marketing
Neil D. Showalter..............................   44    Senior Vice President--Mid-Atlantic Operations
Thomas L. Dann.................................   53    Senior Vice President--Western Operations
Joseph A. Geloso...............................   47    Senior Vice President--Eastern Operations
Mark A. Steffek................................   33    Vice President--Finance and Treasurer


         William P. Brick's background information is described in the "Director Nominees" section herein.

         Jimmy C. Weaver's background information is described in the "Director Nominees" section herein.

         Steven J. Janusek, age 30, became Packaged Ice's Chief Financial Officer in October 2000 and Secretary in June 2001. Mr. Janusek is a CPA and served as Chief Financial Officer and Treasurer from October 2000 until March 2001, as Treasurer from February 2000 until October 2000, and as Corporate Controller from January 1998 until October 2000. Mr. Janusek joined Southwestern Ice, Inc. ("Southwestern Ice") in July 1994 and from January 1996 served as the Corporate Controller of Southwestern Ice until its merger with Packaged Ice in April 1997. Mr. Janusek briefly resigned his position as Chief Financial Officer in March 2001 to pursue another opportunity, but returned to Packaged Ice as Chief Financial Officer in April 2001.

         Graham D. Davis, age 47, is Packaged Ice's Executive Vice President--Central Operations. From April 1998 until March 30, 2001, he was Packaged Ice's Senior Vice President--Western Operations. Mr. Davis joined Reddy Ice in 1977 as Controller. For the five years prior to joining Packaged Ice, Mr. Davis was Executive Vice President of Operations of Reddy.

         Ben D. Key, age 47, became Packaged Ice's Senior Vice President--Sales and Marketing in April 2001. From April 1998 until April 29, 2001, he served Packaged Ice as Vice President--Sales and Marketing. Mr. Key joined Reddy Ice in June 1997 and served in the same position prior to its acquisition. Prior to joining Reddy Ice, Mr. Key was engaged in government service and political consulting for twenty years.

         Neil D. Showalter, age 44, became Packaged Ice's Senior Vice President--Mid-Atlantic Operations in August 1998. Mr. Showalter joined Cassco Ice & Cold Storage, Inc., a division of WLR Foods, Inc., in 1989, and became President of that division in 1996. In November 1997, he was designated Vice President of Finance for WLR, and became its Chief Financial Officer in June 1998. Before joining Cassco, Mr. Showalter served as a CPA for McGladrey & Pullen, a public accounting firm, from 1979 to 1989.

         Thomas L. Dann, age 53, became Packaged Ice's Senior Vice President--Western Operations in February 2001. Mr. Dann joined Reddy Ice in 1987 through the acquisition of his company, Lampasas Ice, which he owned and operated from 1966. While at Reddy Ice and subsequently at Packaged Ice, Mr. Dann has served in various management positions including plant manager, zone manager and area vice president.

         Joseph A. Geloso, age 47, became Packaged Ice's Senior Vice President--Eastern Operations in February 2001. Mr. Geloso joined Reddy Ice in 1987 as a plant manager. While at Reddy Ice and subsequently at Packaged Ice, Mr. Geloso served in various management positions including plant manager, zone manager and area vice president.

         Mark A. Steffek, age 33, became Packaged Ice's Vice President--Finance and Treasurer in April 2001. Mr. Steffek is a CPA and joined Packaged Ice in September 2000 as its Director of Financial Reporting and Assistant Treasurer. Prior to joining Packaged Ice, he served as an auditor with Deloitte & Touche LLP from September 1991 through August 2000 at various levels, including senior manager.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain compensation information for Packaged Ice's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer and the former Chief Executive Officer (collectively, the "Named Executive Officers") for the three years ended December 31, 2001, 2000 and 1999:


                                                                                                LONG TERM COMPENSATION
                                                                                           -------------------------------
                                                              ANNUAL COMPENSATION           SECURITIES
                                                             ---------------------          UNDERLYING          ALL OTHER
NAME/PRINCIPAL POSITION                         YEAR          SALARY        BONUS          OPTIONS/SARS       COMPENSATION
-----------------------                         ----         --------      -------         ------------       ------------
William P. Brick..............................  2001(1)      $236,692      $40,500            250,000          $5,281(2)
Chairman of the Board, Chief Executive          2000               --           --                 --              --
Officer                                         1999               --           --                 --              --

Jimmy C. Weaver...............................  2001          223,154       21,938            140,000              --
President, Chief Operating Officer              2000          185,000           --             50,000          12,000(3)
                                                1999          185,000       72,150             12,235          12,000(3)

Steven J. Janusek.............................  2001(4)       156,598       13,500             50,000          25,925(5)
Executive Vice President, Chief Financial       2000           87,773           --              6,000           2,055(6)
Officer, Secretary                              1999           73,269       15,000                918           1,915(6)

Graham D. Davis...............................  2001          183,961       13,875             55,200           3,191(6)
Executive Vice President--Central Operations    2000          156,000           --             10,000          12,000(3)
                                                1999          156,000       46,800              7,953          12,000(3)

Neil D. Showalter.............................  2001          156,000        9,360             29,000           3,120(6)
Senior Vice President--Mid-Atlantic             2000          156,000           --             10,000           3,400(6)
Operations                                      1999          156,000       42,120              7,953           3,200(6)

James F. Stuart...............................  2001(7)        83,909           --             25,000         234,128(8)
Former Chairman of the Board, Former Chief      2000          225,000           --            150,000           3,400(6)
Executive Officer                               1999          225,000      101,250             22,941           3,200(6)

-----------

(1) Represents partial year compensation as Mr. Brick's employment commenced April 19, 2001.

(2) Represents reimbursements for life insurance policy from April 19, 2001 until December 31, 2001.

(3)      Represents automobile allowance.

(4) Represents partial year compensation as Mr. Janusek briefly left the company in March 2001 and returned in April 2001.

(5) Represents $25,000 of compensation in connection with separation of employment in March 2001 and contributions to Packaged Ice's 401(k) plan made by Packaged Ice.

(6)      Represents contributions to Packaged Ice's 401(k) plan made by Packaged
         Ice.

(7) Represents partial year compensation as Mr. Stuart resigned his position as Chairman and Chief Executive Officer effective April 19, 2001.

(8) Represents severance payments of $197,072 made subsequent to Mr. Stuart's resignation on April 19, 2001, contributions to Packaged Ice's 401(k) plan made by Packaged Ice of $3,191, automobile allowances of $18,000 and payment of accrued, but unused vacation as of April 19, 2001 of $15,865.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

         The following table provides certain information regarding the number of stock options to purchase shares of Packaged Ice's common stock granted to the Named Executive Officers during the year ended December 31, 2001:

                                                                                            POTENTIAL REALIZABLE
                                                                                           VALUE OF ASSUMED ANNUAL
                           NUMBER OF                                                         RATE OF STOCK PRICE
                           SECURITIES      PERCENTAGE OF                                      APPRECIATION FOR
                           UNDERLYING      TOTAL OPTIONS    PER SHARE                            OPTION TERM
                            OPTIONS         GRANTED IN       EXERCISE                     -------------------------
                            GRANTED         FISCAL 2001       PRICE     EXPIRATION DATE       5%            10%
                           ----------      -------------    ----------  ---------------   ----------     ----------
William P. Brick .....        100,000(1)            8.2     $     1.60        4/19/11     $  100,623     $  254,999
                              150,000(2)           12.3     $     2.00        6/20/11        188,668        478,123
                           ----------        ----------                                   ----------     ----------
                              250,000              20.5                                   $  289,291     $  733,122

Jimmy C. Weaver ......         15,000(3)            1.2     $     2.00        1/24/11     $   18,867     $   47,812
                              125,000(2)           10.2     $     2.00        6/20/11        157,224        398,436
                           ----------        ----------                                   ----------     ----------
                              140,000              11.4                                   $  176,091     $  446,248

Steven J. Januse .....         50,000(2)            4.1     $     1.60        4/19/11     $   50,312     $  127,499

Graham D. Davis ......          5,200(3)            0.4     $     2.00        1/24/11     $    6,541     $   16,575
                               50,000(2)            4.1     $     2.00        6/20/11         62,889        159,374
                           ----------        ----------                                   ----------     ----------
                               55,200               4.5                                   $   69,430     $  175,949

Neil D. Showalter ....          4,000(3)            0.3     $     2.00        1/24/11     $    5,031     $   12,750
                               25,000(2)            2.0     $     2.00        6/20/11         31,445         79,687
                           ----------        ----------                                   ----------     ----------
                               29,000               2.3                                   $   36,476     $   92,437

James F. Stuart ......         25,000(4)            2.0     $     2.00        4/19/04     $   31,445     $   79,687

----------

(1)      Options were vested upon issuance.

(2) Options vest over the sooner of (a) 20% per year for five years or (b) 20% for every $1.00 increase in the price of Packaged Ice stock over $2.00.

(3)      Options vest 20% per year for 5 years.

(4) All of Mr. Stuart's options became fully vested as a result of his severance agreement dated April 19, 2001.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

         The following table provides certain information regarding the exercise of stock options to purchase shares of Packaged Ice's common stock during the year ended December 31, 2001, by the Named Executive Officers, and the fiscal year-end value of stock options held by such officers:

                                                   NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                 NUMBER OF           UNEXERCISED OPTIONS/SARs AT         IN-THE-MONEY OPTIONS/SARs AT
                                  SHARES                   FISCAL YEAR END                     FISCAL YEAR END(1)
                               ACQUIRED ON         -------------------------------     --------------------------------
                                 EXERCISE          EXERCISABLE       UNEXERCISABLE     EXERCISABLE        UNEXERCISABLE
                               -----------         -----------       -------------     -----------        -------------
William P. Brick...........        100,000                --             150,000              --                   --
Jimmy C. Weaver............             --            64,494             193,741              --                   --
Steven J. Janusek..........             --                --              50,000              --                   --
Graham D. Davis............             --            31,421              72,132              --                   --
Neil D. Showalter..........             --            11,421              45,932              --                   --
James F. Stuart............             --           287,941                  --              --                   --

----------

(1) Based on a price per share of $1.07, the closing sale price of Packaged Ice's stock on the American Stock Exchange on December 31, 2001. The value of in-the-money options is calculated as the difference between the fair market value of the common stock underlying the options at fiscal year end and the exercise price of the options. Exercisable options refer to those options that are exercisable as of December 31, 2001, while unexercisable options refer to those options that become exercisable at various times thereafter.

STOCK INCENTIVE PLANS

         2000 Employee Stock Purchase Plan Packaged Ice adopted the 2000 Employee Stock Purchase Plan (the "2000 Plan") on January 24, 2000. Currently, there are 500,000 shares of common stock available for issuance under the 2000 Plan. The 2000 Plan provides certain employees of Packaged Ice the opportunity to purchase the company's common stock. On each offering date, each eligible employee receives an option to purchase shares of common stock at a price per share that is the lesser of 85% of the fair market value of the shares on that offering date, or 85% of the fair market value of the shares on the date the option is exercised. The offering dates are the first business days of January, April, July and October, although those dates may be changed in accordance with the 2000 Plan.

         Those eligible for participation in the 2000 Plan are persons who, for tax purposes, are employees of Packaged Ice or its subsidiaries designated to participate in the plan, are customarily scheduled to work more than twenty hours per week, and are customarily employed five months or more in any calendar year. However, an employee who is otherwise eligible to participate will not be entitled to do so if, upon the purchase of shares under the 2000 Plan, he or she would own and/or hold immediately thereafter, by applying the rules of Section 424(d) of the Code, as amended, shares possessing 5% or more of the total combined voting power or value of all classes of shares of Packaged Ice.

         The 2000 Plan is administered by the Compensation Committee, which is comprised of "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act. The committee is permitted to select an administrator to whom it may delegate its duties and responsibilities. The Compensation Committee of the Board of Directors has been selected as that administrator. The committee has full power and authority, subject to the provisions of the 2000 Plan, to promulgate the rules and regulations it deems necessary for the administration of the plan, to interpret the provisions and supervise the administration of the plan, and to take all action in connection with or in relation to the plan as it deems necessary or advisable.

         At December 31, 2001, Packaged Ice employees had acquired 482,842 shares of common stock under the 2000 Plan. On January 9, 2002, the Company issued an additional 16,967 shares of common stock under the 2000 Plan, leaving 191 shares remaining unissued. At that point in time, the Compensation Committee of the Board of Directors suspended the 2000 Plan until further notice.

         2001 Stock Option Plan The 2001 Stock Option Plan (the "2001 Plan") provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Code, and non-qualified stock options), SARs and other stock awards (including restricted stock awards and stock bonuses) to any officer, director or employee of Packaged Ice, its subsidiaries, affiliates or any consultant or advisor engaged by Packaged Ice who renders bona fide services to Packaged Ice or Packaged Ice's subsidiaries or affiliates in connection with their businesses. The Compensation Committee, which is comprised of "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act, administers the 2001 Plan. One million shares of common stock are subject to issuance under the 2001 Plan. Packaged Ice's full Board of Directors must submit any grant of options to a member of the Compensation Committee for approval. Such member of the Compensation Committee will not participate in the vote approving such grant. The Compensation Committee may grant stock options on such terms, including vesting and payment forms, as it deems appropriate in its discretion provided that no option may be exercised later than 10 years after its grant, and the purchase price for incentive stock options and non-qualified stock options cannot be less than one hundred percent (100%) and eighty-five percent (85%) of the fair market value of the common stock at the time of grant, respectively. The Compensation Committee may grant SARs on such terms, including payment forms, as the Compensation Committee deems appropriate, provided that a SAR granted in connection with a stock option becomes exercisable and lapses according to the same vesting schedule and lapse rules established for the stock option (which cannot exceed 10 years from the date of grant). A SAR is not exercisable during the first six months of its term and is exercisable subject to any other conditions on exercise imposed by the Compensation Committee. Shares that by reason of the expiration of an option (other than because of exercise), or which are no longer subject to purchase pursuant to an option granted under the 2001 Plan, may be reoptioned thereunder.

         Unless terminated by the Board of Directors, the 2001 Plan continues for 10 years from the date of adoption. Upon the occurrence of an event constituting a change in control of Packaged Ice, in the sole discretion of the Compensation Committee, all options, SARs and other awards will become immediately exercisable in full for the remainder of their terms and restrictions on stock granted pursuant to a restricted stock award will lapse. Options granted under the 2001 Plan are not transferable other than by will or the laws of descent and distribution. Each option may be exercised within the term of the option pursuant to which it was granted (so long as the optionee, if an employee, continues to be employed by Packaged Ice or its subsidiary). In addition, an option may be exercised as to vested shares within ninety days after the termination of employment of the optionee (except in the case of a termination for cause, in which case the option automatically expires on termination) and upon a termination in case of death, disability or eligible retirement, all options will become exercisable and may be exercised until the earlier of the first anniversary of such event or the stated expiration date.

         At December 31, 2001, Packaged Ice had outstanding options for 865,000 shares of common stock at a weighted exercise price of $1.97 (of which none were exercisable) under the 2001 Plan. All options granted under the 2001 Plan to date, with the exception of a grant of 100,000 which were immediately vested, have a five-year vesting period and may also vest faster based upon certain stock price targets. All of the outstanding options were granted at exercise prices in the range of $1.60 to $2.00, which the Board of Directors determined to be greater than or equal to the fair market value of the common stock on the date of grant. To date, 100,000 shares have been exercised under the 2001 Plan.

         1998 Stock Option Plan The 1998 Stock Option Plan (the "1998 Plan") provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Code, and non-qualified stock options), SARs and other stock awards (including restricted stock awards and stock bonuses) to any officer, director or employee of Packaged Ice, its subsidiaries, affiliates or any consultant or advisor engaged by Packaged Ice who renders bona fide services to Packaged Ice or Packaged Ice's subsidiaries or affiliates in connection with their businesses. The Compensation Committee, which is comprised of "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act, administers the 1998 Plan. One million shares of common stock are subject to issuance under the 1998 Plan. Packaged Ice's full Board of Directors must submit any grant of options to a member of the Compensation Committee for approval. Such member of the Compensation Committee will not participate in the vote approving such grant. The Compensation Committee may grant stock options on such terms, including vesting and payment forms, as it deems appropriate in its discretion provided that no option may be exercised later than 10 years after its grant, and the purchase price for incentive stock options and non-qualified stock options cannot be less than one hundred percent (100%) and eighty-five percent (85%) of the fair market value of the common stock at the time of grant, respectively. The Compensation Committee may grant SARs on such terms, including payment forms, as the Compensation Committee deems appropriate, provided that a SAR granted in connection with a stock option becomes exercisable and lapses according to the same vesting schedule and lapse rules established for the stock option (which cannot exceed 10 years from the date of grant). A SAR is not exercisable during the first six months of its term and is exercisable subject to any other conditions on exercise imposed by the Compensation Committee. Shares that by reason of the expiration of an option (other than because of exercise), or which are no longer subject to purchase pursuant to an option granted under the 1998 Plan, may be reoptioned thereunder.

         Unless terminated by the Board of Directors, the 1998 Plan continues for 10 years from the date of adoption. Upon the occurrence of an event constituting a change in control of Packaged Ice, in the sole discretion of the Compensation Committee, all options, SARs and other awards will become immediately exercisable in full for the remainder of their terms and restrictions on stock granted pursuant to a restricted stock award will lapse. Options granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution. Each option may be exercised within the term of the option pursuant to which it was granted (so long as the optionee, if an employee, continues to be employed by Packaged Ice or its subsidiary). In addition, an option may be exercised as to vested shares within ninety days after the termination of employment of the optionee (except in the case of a termination for cause, in which case the option automatically expires on termination) and upon a termination in case of death, disability or eligible retirement, all options will become exercisable and may be exercised until the earlier of the first anniversary of such event or the stated expiration date.

         At December 31, 2001, Packaged Ice had outstanding options for 976,452 shares of common stock at a weighted exercise price of $6.18 (of which 257,535 were exercisable) under the 1998 Plan. All options granted under the 1998 Plan to date have a five-year vesting period and certain options may also vest faster based on certain stock price targets. All of the outstanding options were granted at exercise prices in the range of $1.70 to $15.00, which the Board of Directors determined to be greater than or equal to the fair market value of the common stock on the date of grant. To date, no options have been exercised under the 1998 Plan.

         1994 Stock Option Plan Under the 1994 Stock Option Plan (the "1994 Plan"), options to purchase up to 400,000 shares of common stock may be granted to employees, outside directors and consultants and advisers to Packaged Ice or any subsidiary. The purposes of the 1994 Plan are to further the growth, development and financial success of Packaged Ice by providing additional financial incentives to key personnel and to retain and attract qualified individuals who will contribute to Packaged Ice's overall success. The 1994 Plan is currently administered by the Compensation Committee, which has the authority to set specific terms and conditions of options granted under the 1994 Plan. Options granted under the 1994 Plan are non-qualified options and are not intended to be "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended. Stock options granted under the 1994 Plan may be granted for a term not to exceed 10 years and such options are not transferable other than by will or the laws of descent and distribution. Each option may be exercised within the term of the option pursuant to which it was granted (so long as the optionee, if an employee, continues to be employed by Packaged Ice or its subsidiary). In addition, an option may be exercised as to vested shares within ninety days after the termination of employment of the optionee (except in the case of a termination for cause, in which case the option automatically expires on termination) and upon a termination in case of death, disability or eligible retirement, all options will become exercisable and may be exercised until the earlier of the first anniversary of such event or the stated expiration date.

         The exercise price of all stock options must be at least equal to the fair market value of the common stock on the date of grant. Stock options may be exercised by payment in cash of the exercise price with respect to each share to be purchased, or by a method in which a concurrent sale of the acquired stock is arranged, with the exercise price payable in cash from such sale proceeds.

         At December 31, 2001, Packaged Ice had outstanding options for 313,950 shares of common stock at a weighted average exercise price of $11.32 (all of which were exercisable) under the 1994 Plan. All options granted under the 1994 Plan are currently exercisable. All of the outstanding options were granted at exercise prices determined by the Board of Directors to be equal to the fair market value of the common stock on the date of grant. To date, options to purchase 6,300 shares of common stock have been exercised under the 1994 Plan.

EMPLOYMENT AGREEMENTS

         There are no employment agreements with any of the company's executive officers. However, on May 9, 2001, the Named Executive Officers and certain other executive officers entered into change of control agreements. In the event of a change in control of the company, as defined in the change of control agreements, the executive officer will be paid a bonus equal to a portion of his salary plus a portion of the "maximum bonus opportunity." If the change in control occurs in the first half of a year, the maximum bonus opportunity equals the greater of the bonus paid for the prior fiscal year or the bonus which is payable for the year in which the change of control occurs. If the change of control occurs in the second half of a year, the maximum bonus opportunity equals the bonus which is payable for the year in which the change of control occurs. The bonus amount for Messrs. Brick and Weaver will be based on 12 months of salary and 100% of the maximum bonus opportunity. The bonus amount for Messrs. Janusek and Davis will be based on 8 months of salary and two-thirds of the maximum bonus opportunity. The bonus amount for Mr. Showalter will be based on 4 months of salary and one-third of the maximum bonus opportunity. The change of control agreements also include a covenant not to compete that is effective for one year after the termination of employment for any reason.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No executive officer or director of Packaged Ice serves as an executive officer, director, or member of a compensation committee of any other entity, for which an executive officer, director, or member of such entity is a member of the Board of Directors or the Compensation Committee of Packaged Ice.

REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors determines the compensation of the executive officers named in the Summary Compensation Table. The Compensation Committee has furnished the following report on executive compensation in connection with the Annual Meeting.

Compensation Philosophy

         As members of the Compensation Committee, it is our duty to administer the executive compensation program for Packaged Ice and administer the various stock incentive plans as described in the "Stock Incentive Plans" section herein. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of Packaged Ice, evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board of Directors with regard to executive compensation. Packaged Ice's compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operational, financial and strategic objectives and increases in shareholder value. The Compensation Committee regularly reviews the compensation packages of Packaged Ice's executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, Packaged Ice's financial performance, the market compensation for executives of similar background and experience, and the performance of the executive officer under consideration. The particular elements of Packaged Ice's compensation programs for executive officers are described below.

Compensation Structure

         The base compensation for the chief executive officer and the other executive officers of Packaged Ice named in the Summary Compensation Table is intended to be competitive with that paid in comparable situated industries, taking into account the scope of responsibilities and internal relationships. The goals of the Compensation Committee in establishing Packaged Ice's executive compensation program are:

         (1) To compensate the executive officers of Packaged Ice fairly for their contributions to Packaged Ice's short-term and long-term performance. The elements of Packaged Ice's executive compensation program are (a) annual base salaries,
                  (b) annual bonuses and (c) equity incentives.

         (2) To allow Packaged Ice to attract, motivate and retain the management personnel necessary for Packaged Ice's success by providing an executive compensation program comparable to that offered by companies with which Packaged Ice competes for management personnel. The Compensation Committee determines compensation based on the scope of the executive's responsibilities, a subjective evaluation of the executive's performance and contribution to the company and the length of time the executive has been in the position.

Compensation of Chief Executive Officer

         Effective July 1, 2001, Mr. Brick's base salary is $360,000. His target bonus for 2001 was 75% of his base salary, with a range of 0% to 150%, and was based on certain company financial performance targets. During 2001, he also received options to purchase 250,000 shares of common stock at a weighted average exercise price of $1.84. Mr. Brick's base salary earned during 2001 was $236,692 and the actual bonus earned was $40,500, based on the company's actual financial performance. All base salary amounts and bonus targets were established in accordance with the compensation policies described above.

Executive Compensation Deductibility

         Packaged Ice intends that amounts paid pursuant to Packaged Ice's compensation plans generally will be deductible compensation expenses. The Compensation Committee does not currently anticipate that the amount of compensation paid to executive officers will exceed the amounts specified as deductible pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

                                        Compensation Committee
                                        of the Board of Directors

                                        Steven P. Rosenberg
                                        Robert G. Miller
                                        David J. Losito

AUDIT COMMITTEE REPORT

         The Audit Committee of Packaged Ice's Board of Directors consists entirely of non-employee directors who are independent, as defined in Section 121(A) of the American Stock Exchange's listing standards. The Board of Directors has adopted a Charter for the Audit Committee.

         The Audit Committee assists the Board of Directors in its oversight of Packaged Ice's financial statements. Management is responsible for the financial statements and the financial reporting process. The independent auditors are responsible for expressing an opinion on the conformity of Packaged Ice's audited financial statements with accounting principles generally accepted in the United States of America.

         In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from Packaged Ice and its management. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to Packaged Ice is compatible with the auditors' independence.

         In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Packaged Ice's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                        Audit Committee
                                        Of the Board of Directors

                                        Richard A. Coonrod
                                        Robert G. Miller
                                        David J. Losito

                               PERFORMANCE GRAPH

         The following chart shows a comparison of cumulative total shareholder returns for the Common Stock of Packaged Ice, the Russell 2000 Index, the S&P Smallcap 600 Packaged Foods Index and a composite peer group for the year ended December 31, 2001. Since Packaged Ice's stock has been publicly traded only since January 29, 1999, the information necessary to present a five-year performance chart is not available.

                 COMPARISON OF 35 MONTH CUMULATIVE TOTAL RETURN*
                AMONG PACKAGED ICE, INC., THE RUSSELL 2000 INDEX,
           THE S&P SMALLCAP 600 PACKAGED FOODS INDEX AND A PEER GROUP

                               [PERFORMANCE GRAPH]

         * $100 Invested on 1/29/99 in stock or index - including reinvestment of dividends. Fiscal year ending December 31.

                                                                CUMULATIVE TOTAL RETURN
                                                 -------------------------------------------------------
                                                  1/29/99         12/99          12/00          12/01
                                                 ----------     ----------     ----------     ----------

Packaged Ice, Inc. .........................         100.00          38.24          17.65          12.59
Russell 2000 ...............................         100.00         119.67         116.05         118.94
S&P Smallcap 600 Packaged Foods Index ......         100.00          86.45          94.92         111.23
Peer Group (1) .............................         100.00          63.46          40.87          78.52

----------

         (1) From 1999 through 2000, Packaged Ice maintained as its peer group the following companies for comparison purposes: Aurora Foods, Inc., Interstate Baking Corporation, Fresh Del Monte Produce Inc., Coca-Cola Bottling Co., The Boston Beer Group, Inc., Vlasic Foods International, Inc. and The Earthgrains Company. Vlasic Foods International, Inc. filed for bankruptcy in February 2001 and The Earthgrains Company was acquired in September 2001; therefore, as both stocks no longer trade, they were removed from the peer group. Additionally, management believes that this peer group is no longer the most relevant measure for comparison to Packaged Ice. Packaged Ice is the only publicly traded ice company in the United States and although the characteristics of Packaged Ice's business differ in certain respects from the food industry, management believes that the S&P Smallcap 600 Packaged Foods Index is a more appropriate comparison due to market capitalization and certain common food industry characteristics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 28, 2002, the beneficial ownership of the outstanding common stock of Packaged Ice by:

         o each person who is known to Packaged Ice to own beneficially more than 5% of the outstanding common stock of Packaged Ice,

         o        each director and director nominee of Packaged Ice,

         o each Named Executive Officer named in the Summary Compensation Table (see "Executive Compensation"), and

         o all executive officers, and director nominees of Packaged Ice as a group. Unless otherwise indicated, the persons listed in the table below have sole voting and investment powers with respect to the shares indicated, and each person's address is 3535 Travis Street, Suite 170, Dallas, Texas 75204.

                                                                            PERCENTAGE OF
                                                               SHARES          SHARES
                                                            BENEFICIALLY     BENEFICIALLY
                                                               OWNED           OWNED (1)
                                                            ------------    -------------

William P. Brick (2) ..................................          550,845              2.7
Jimmy C. Weaver (3) ...................................          154,306                *
Steven J. Janusek (4) .................................           32,500                *
Graham D. Davis (5) ...................................           51,497                *
Neil D. Showalter (6) .................................           28,550                *
A.J. Lewis III (7) ....................................          604,626              3.0
     5131 Broadway
     San Antonio, Texas 78209
Steven P. Rosenberg (8) ...............................          442,423              2.2
     16801 Addison Road, Suite 120
     Dallas, Texas 75001
Richard A. Coonrod (9) ................................           95,161                *
     5720 Smetana Drive, Suite 300
     Minnetonka, Minnesota 55343
Robert G. Miller (10) .................................          413,040              2.0
     30333 Via Cuesta Arriba
     Bonsall, California 92003
David J. Losito (11) ..................................           25,368                *
     725 Toyopa Drive
     Pacific Palisades, California 90272
Ralph Maddox Family Trust, et al (12) .................        2,370,147             11.8
     200 East Basse Road
     San Antonio, Texas 78209
T Rowe Price Associates (13) ..........................        1,563,700              7.8
     100 East Pratt Street
     Baltimore, Maryland 21202
All directors and executive officers as a group
     (18 people) (14) .................................        2,565,133             12.5

----------

* Less than 1%.

(1) All percentages are based on 20,157,304 shares of common stock outstanding as of March 28, 2002.

(2) Includes 120,000 shares of common stock indirectly held through children.

(3) Includes options exercisable within 60 days to purchase 79,941 shares of common stock at a weighted average price of $10.65 per share.

(4) Includes options exercisable within 60 days to purchase 10,000 shares of common stock at a weighted average price of $1.60 per share.

(5) Includes options exercisable within 60 days to purchase 36,052 shares of common stock at a weighted average price of $11.94 per share.

(6) Included options exercisable within 60 days to purchase 15,812 shares of common stock at a weighted average price of $9.48 per share.

(7) Includes (i) options exercisable within 60 days to purchase 108,176 shares of common stock at a weighted average price of $8.19 per share and (ii) 10,000 shares of common stock held in trust for children.

(8) Includes options exercisable within 60 days to purchase 4,000 shares of common stock at a weighted average exercise price of $4.13 per share.

(9) Mr. Coonrod does not own any shares of record. However, as general partner of The Food Fund, Mr. Coonrod may be deemed to be the beneficial owner of the shares held by The Food Fund. Mr. Coonrod disclaims any such beneficial ownership. Also included are options exercisable within 60 days to purchase 4,000 shares of common stock of a weighted average price of $4.13 per share.

(10) Includes options exercisable within 60 days to purchase 26,500 shares of common stock at weighted average exercise price of $9.11 per share.

(11) Includes (i) 10,000 shares of common stock held by Mr. Losito, as Trustee, (ii) 11,368 shares of common stock issuable upon exercise of currently exercisable warrants at an exercise price of $0.01, and (iii) options exercisable within 60 days to purchase 4,000 shares at a weighted average price of $4.13 per share.

(12) As reported on Form 13G filed with the Securities and Exchange Commission on September 5, 2001 by Ralph Maddox Family Trust, et al.

(13) As reported on Form 13G filed with the Securities and Exchange Commission on February 14, 2002 by T. Rowe Price Associates, Inc.

(14) In addition to the items described in notes 2 through 11 above, amount includes 1,000 shares held by children and options exercisable within 60 days to purchase 77,074 shares of common stock at a weighted average exercise price of $2.84 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Agreements with A. J. Lewis III. Mr. A. J. Lewis III owns Southwest Texas Equipment Distributors, Inc. ("STED"), an ice equipment sales and rental company. Packaged Ice buys the Hoshizaki ice cubers used in its Ice Factories from STED. During 2001, Packaged Ice's purchases from STED totaled approximately $704,000. Mr. Lewis owns real estate on which certain of Packaged Ice's facilities are located. Packaged Ice leases this property from Mr. Lewis for $355,200 per year until February 28, 2008. The lease agreement was made in an arms-length negotiation submitted to the disinterested members of Packaged Ice's Board of Directors, who voted in favor of the agreement upon review of the relevant information.

         Indemnity Agreements. Packaged Ice has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements provide that Packaged Ice will indemnify these individuals against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of Packaged Ice) to which any of them is, or is threatened to be, made a party by reason of their status as a director, officer or agent of Packaged Ice; provided that, with respect to a civil, administrative or investigative (other than criminal) action, such individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Packaged Ice, and with respect to any criminal proceedings, he or she had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of Packaged Ice, such individuals may be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of Packaged Ice. The agreements also require indemnification of such individuals for all reasonable expenses incurred in connection with the successful defense of any action or claim and provide for partial indemnification in the case of any partially successful defense.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) promulgated under the Exchange Act requires Packaged Ice's officers and directors, and persons who beneficially own more than 10% of Packaged Ice's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the regulations of the Commission require such officers, directors and greater than 10% shareholders to furnish Packaged Ice with copies of all such reports that they file. Packaged Ice believes that during the fiscal year ended December 31, 2001, all of its directors, officers and greater than 10% beneficial owners complied with all applicable filing requirements.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Shareholder proposals to be presented at the 2003 Annual Meeting must be received by Packaged Ice on or before December 31, 2002, for inclusion in the proxy statement and proxy card relating to the meeting.

                                     GENERAL

         As of the date of this Proxy Statement, Packaged Ice's management does not know of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

         Packaged Ice will bear the cost of any solicitation of proxies by mail. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of common stock held of record by such persons, and Packaged Ice will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. In addition, Packaged Ice has retained American Stock Transfer and Trust Company to perform a proxy search to determine the beneficial owners of the common stock as of the record date and will reimburse such firm for its expenses.

         The accompanying form of proxy has been prepared at the direction of the Packaged Ice Board of Directors and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by the Board of Directors.

                                        By Order of the Board of Directors,

                                        WILLIAM P. BRICK
                                        Chairman of the Board of Directors

Dallas, Texas
April 10, 2002

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                               PACKAGED ICE, INC.

                                  MAY 16, 2002

               o PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED o
--------------------------------------------------------------------------------

      Please mark your
A [X] votes as in this
      example.

               FOR all nominees      WITHHOLD
               listed at right       AUTHORITY
                 (except as         to vote for
               indicated below)    all nominees                                                                 FOR ABSTAIN AGAINST
1. Election of       [ ]                [ ]      NOMINEES:  William P. Brick     2. Ratification of the         [ ]   [ ]     [ ]
   Directors                                                Steven P. Rosenberg     appointment of Deloitte &
                                                            Richard A. Coonrod      Touche LLP as Packaged Ice's
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR              Robert G. Miller        independent accountant for
ANY OF THE NOMINEES LISTED AT RIGHT, WRITE THE              David J. Losito         the fiscal year ending
NOMINEE'S NAME(S) ON THIS LINE.                             A.J. Lewis III          December 31, 2002
                                                            Jimmy C. Weaver
-----------------------------------------------                                     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
                                                                                 VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED
                                                                                 STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY
                                                                                 WILL BE VOTED FOR THE PROPOSALS. AS TO ANY OTHER
                                                                                 MATTER, SAID PROXIES SHALL VOTE IN ACCORDANCE WITH
                                                                                 THEIR BEST JUDGMENT.

                                                                                 PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS
                                                                                 PROXY USING THE ENCLOSED ENVELOPE.


SIGNATURE                                                        SIGNATURE IF HELD JOINTLY                       DATED        , 2002
         -------------------------------------------------------                          ----------------------      --------
NOTE: Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. If acting as attorney, executor, trustee, or in any other representative capacity, sign name and title.

                                     PROXY
                               PACKAGED ICE, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Packaged Ice, Inc. to be held at 10:00 a.m., Central Daylight Time, on Thursday, May 16, 2002, at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, 39th Floor, Dallas, Texas 75201, and the Proxy Statement in connection therewith and (2) appoints William P. Brick and Jimmy C. Weaver, and each of them, the undersigned's proxies with the full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock of Packaged Ice standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)